UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Amended and Restated Merger Agreement

On April 28, 2006, Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), Pinnacle’s wholly-owned subsidiary, PNK Development 1, Inc., a Delaware corporation (“Merger Subsidiary”), and Aztar Corporation, a Delaware corporation (“Aztar”), entered into an amended and restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”), which amended and restated the Agreement and Plan of Merger, dated as of March 13, 2006, as amended (the “Original Merger Agreement”). Under the terms of the Amended and Restated Merger Agreement, which has been approved by each company’s Board of Directors, Pinnacle will pay $48.00 for each share of Aztar’s common stock outstanding, which consideration consists of $45.00 per share in cash and $3.00 per share in Pinnacle common stock. The exchange ratio used in computing the number of shares of Pinnacle common stock to be issued in respect of each share of Aztar common stock is determined by dividing $3.00 by the trading price of a share of Pinnacle common stock over a specified trading period, but no more than 0.12976 shares and no fewer than 0.08651 shares. Each share of Aztar preferred stock will be exchanged for $475.94 in cash plus $31.73 of Pinnacle common stock, subject to a similar collar provision.

The Amended and Restated Merger Agreement also contains additional representations, warranties and covenants of Pinnacle to reflect the addition of an equity component to the merger consideration. The outside closing date can now be extended by Aztar for up to 3 months under certain circumstances in connection with obtaining required approvals from gaming regulatory authorities. Each outstanding Aztar stock option shall be converted into cash based upon the spread, if any, between the exercise price and the cash value of the common stock merger consideration. The other material terms of the Original Merger Agreement are unchanged by the Amended and Restated Merger Agreement.

The foregoing description of the Amended and Restated Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference.

On the evening of May 1, 2006, Aztar gave written notice to Pinnacle that Aztar’s Board of Directors has determined that a definitive offer received from Wimar Tahoe Corporation d/b/a Columbia Entertainment, the gaming affiliate of Columbia Sussex Corporation, to acquire Aztar was a superior proposal when compared to the terms of the Amended and Restated Merger Agreement. Aztar has stated that, under Columbia Entertainment’s definitive offer, Aztar common stockholders would receive $50 per share in cash and Aztar preferred stockholders would receive $528.82 in cash.

Amended and Restated Financing Commitment Letter

On April 27, 2006, Pinnacle entered into an Amended and Restated Commitment Letter providing commitments for $3.66 billion of credit facilities with Lehman Commercial Paper Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. (the “Third Amended Commitment Letter”). The Third Amended Commitment Letter amended and restated certain terms of the commitment letter between the same parties dated April 23, 2006 (the “Second Amended Commitment Letter”).

Among the items changed by the Third Amended Commitment Letter is the term of the financing commitments, which was extended by three months from the previous term to June 13, 2007 unless earlier terminated according to the provisions of the Third Amended Commitment Letter. The other material terms of the Second Amended Commitment Letter are unchanged by the Third Amended Commitment Letter, including the total amount of financing, the permissible use of proceeds from the credit facilities, the interim loan facility, the interest rates associated with such borrowing and the conditions to funding.

The forgoing description of the Third Amended Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Third Amended Commitment Letter, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

As previously reported, Lehman Brothers Inc. and Bear, Stearns & Co. Inc., also are lenders, joint advisors, joint lead arrangers, and joint book runners under the Company’s Second Amended and Restated Credit Agreement dated as of December 14, 2005 (the “Credit Facility”). Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is the administrative agent and a lender under the Credit Facility. Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is a syndication agent and lender under the Credit Facility. In addition, as previously reported, from time to time, Lehman Brothers Inc. and Bear, Stearns & Co. Inc. or their respective affiliates have provided investment banking (including underwriting), general financing and advisory services to Pinnacle and its affiliates in the past and may do so in the future. They received, and expect to receive, customary fees and commissions for these services.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Pinnacle intends to file a registration statement, including a proxy statement of Aztar, and other materials with the SEC. Investors are urged to read the registration statement and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, when they become available, as well as other filings containing information about Pinnacle and Aztar, without charge, at the SEC’s website at http://www.sec.gov. These documents may also be obtained for free from Pinnacle by directing a request to Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations.

This filing may be deemed to be solicitation material in respect of the proposed merger of Aztar and Pinnacle. In connection with the proposed merger, Aztar plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AZTAR ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aztar. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aztar with the SEC, at the SEC’s website at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aztar’s other filings with the SEC may also be obtained from Aztar. Free copies of Aztar’s filings may be obtained by directing a request to Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Secretary. Aztar, Pinnacle and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aztar’s stockholders in favor of the proposed merger. Information regarding Aztar’s directors and executive officers is available in Aztar’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006. Information regarding Pinnacle’s directors and executive officers is available in Pinnacle’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 13,

2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, by and among, Pinnacle Entertainment, Inc., PNK Development 1, Inc. and Aztar Corporation dated as of March 13, 2006 as amended and restated as of April 28, 2006.

Exhibit 10.1	Amended and Restated Commitment Letter by and among Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. and Pinnacle Entertainment, Inc., dated April 27, 2006.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: May 3, 2006	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, by and among, Pinnacle Entertainment, Inc., PNK Development 1, Inc. and Aztar Corporation dated as of March 13, 2006 as amended and restated as of April 28, 2006.

Exhibit 10.1	Amended and Restated Commitment Letter by and among Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. and Pinnacle Entertainment, Inc., dated April 27, 2006.